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                                                                   EXHIBIT 10.10

                       MONITORING AND OVERSIGHT AGREEMENT

         THIS MONITORING AND OVERSIGHT AGREEMENT (the "Agreement") is made and entered into effective as of November 1, 1996, between International Home Foods, Inc., a Delaware corporation (the "Company") and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

         1. Retention. The Company hereby acknowledges that it has retained HMCo, and HMCo acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, HMCo will provide financial oversight and monitoring services to the Company as requested by the board of directors of the Company during the term of this Agreement.

         2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the tenth anniversary of the date hereof, or (ii) the date on which Hicks, Muse, Tate & Furst Equity Fund III, L.P. and its affiliates cease to own beneficially, directly, or indirectly, any securities of the Company or its successors.

         3.      Compensation.

                 (a) As compensation for HMCo's services under this Agreement, the Company shall be obligated to pay to HMCo an annual fee (the "Monitoring Fee") of $1,000,000 (the "Base Fee"), subject to adjustment pursuant to paragraphs (b) and (c) below and prorated on a daily basis for any partial calendar year during the term of this Agreement. The Monitoring Fee shall be payable in equal quarterly installments on each January 1, April 1, July 1, and October 1 during the term of this Agreement (each a "Payment Date"), beginning with the first Payment Date following the date hereof. All payments shall be made by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HMCo may hereafter designate in writing).

                 (b) On January 1 of each calendar year during the term of this Agreement, the Monitoring Fee shall be adjusted to an annual amount equal to (i) the budgeted consolidated annual net sales of the Company and its subsidiaries for the then-current fiscal year, multiplied by (ii) 0.1% (the "Percentage"); provided, however, that in no event shall the annual Monitoring Fee be less than the Base Fee.

                 (c) On each occasion that the Company or any of its subsidiaries shall acquire another entity or business during the term of this Agreement, the annual Monitoring Fee for the calendar year in which such acquisition occurs shall be adjusted prospectively (i.e., for periods subsequent to such acquisition until the next adjustment pursuant to clause (b) above), as of the closing of such acquisition, to an annual amount equal to (i) the pro forma combined budgeted consolidated annual net sales of the Company and its subsidiaries for the entire then-current fiscal
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year of the Company (including the sales of the acquired entity or business for such entire fiscal year, on a pro forma basis), multiplied by (ii) the Percentage; provided, however, that in no event shall the annual Monitoring Fee be less than the Base Fee.

                 (d) All past due payments in respect of the Monitoring Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of Chemical Bank, N.A. or its successors (which rate is a reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the "Prime Rate") as in effect from time to time, plus five percent (5%), from the due date of such payment to and including the date on which payment is made to HMCo in full, including such interest accrued thereon.

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, the Company agrees to pay or reimburse HMCo for all "Reimbursable Expenses", which shall consist of (i) all reasonable disbursement and out-of-pocket expenses (including without limitation, costs of travel, postage, deliveries, communications, etc.) incurred by HMCo or its affiliates for the account of the Company or in connection with the performance by HMCo of the services contemplated by Section 1 hereof and (ii) the Company's Pro Rata Share of Allocable Expenditures as defined in Exhibit B hereto. Promptly (but not more than 10 days) after request by or notice from HMCo, the Company shall pay HMCo, by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HMCo may hereafter designate in writing), the Reimbursable Expenses for which HMCo has provided the Company invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus 5% from the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon, are fully paid to HMCo.

         5. Indemnification. The Company shall indemnify and hold harmless each of HMCo, its affiliates, and the respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees of HMCo and/or any of its affiliates (HMCo, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons", and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person's negligence and fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (B) are otherwise related to or arise out of HMCo's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees and disbursements of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal




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         or informal claim, investigation, inquiry, or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMCo's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from HMCo's bad faith, gross negligence, or willful misconduct. The Company also agrees that neither HMCo nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by the Company that have resulted primarily from HMCo's bad faith, gross negligence, or willful misconduct. The Company further agrees that it will not, without the prior written consent of HMCo, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding in respect of which indemnifications may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMCo and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT, OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that HMCo and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim, which is subject to this agreement, is brought against HMCo or any other Indemnified Person.

         It is understood that, in connection with HMCo's engagement, HMCo may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

         The Company further understands that if HMCo is asked to furnish the Company a financial opinion letter or act for the Company in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, HMCo agrees not to divulge any confidential information, secret processes, or trade secrets disclosed by the Company to it solely in its capacity as a financial advisor, unless the





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Company consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to HMCo without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. Other Understandings. All discussions, understandings, and agreements theretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto. All calculations of the Monitoring Fee and Reimbursable Expenses shall be made by HMCo and, in the absence of mathematical error, shall be final and conclusive.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                        HICKS, MUSE & CO. PARTNERS, L.P.

                                        By: HM PARTNERS INC.,
                                            its General Partner



                                            By: /s/ Alan B. Menkes
                                                -----------------------------
                                            Name: Alan B. Menkes
                                            Title:
                                                  ---------------------------


                                        INTERNATIONAL HOME FOODS, INC.



                                        By: Andrew S. Rosen
                                            ----------------------------------
                                        Name: Andrew S. Rosen
                                        Title: Vice President and Assistant
                                               Secretary





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                                   EXHIBIT A

                          [Wire Transfer Instructions]


                                  Texas Commerce Bank
                                  ABA #: 113000609
                                  Account #: 08805113824
                                  Credit: Hicks, Muse & Co. Partners
                                  Reference: Payment of [Monitoring Fees
                                             or Expenses]
                                             by                              .
                                                -----------------------------


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                                   EXHIBIT B

        PRO RATA SHARE OF ALLOCABLE EXPENDITURES AND RELATED DEFINITIONS

         Pro Rata Share of Allocable Expenditures shall equal the product obtained by multiplying (i) the sum of all Allocable Expenditures that have not previously been paid or reimbursed to HMCo by the Company and other Participating Acquired Companies, by (ii) a fraction, the numerator of which shall equal the total amount of Invested Capital (as from time to time outstanding) that any Fund has invested in the Company's securities or instruments and the denominator of which shall equal the total amount of Invested Capital (as from time to time outstanding) that any Fund has invested in the securities or instruments of any and all Participating Acquired Companies.

         The capitalized terms used in the foregoing definitions have the meanings set forth below:

         Allocable Expenditures shall mean all variable, fixed, and other costs, expenses, expenditures, charges, or obligations (including without limitation letters of credit, deposits, etc.) that are related to assets utilized, services provided, or programs administered by HMCo or its affiliates in connection with the performance by HMCo of financial oversight and monitoring services on behalf of the Company and other Participating Acquired Companies, including without limitation corporate airplanes, charitable contributions, retainers for lobbyists and other professionals, and premiums and finance charges for director and officer insurance maintained for representatives of HMCo or its affiliates.

         Fundshall mean any one or more of the equity funds now or hereafter sponsored by Hicks, Muse, Tate & Furst Incorporated or its successors, including any LP Investment Entity (as defined in the limited partnership agreement for any such equity fund) formed under or with respect to any such equity fund.

         Invested Capital shall mean the total amount of partner capital that a Fund from time to time invests in the purchase of securities or instruments of a Participating Acquired Company, less the total cash distributions that constitute a return of such partner capital with proceeds from the disposition of all or any part of such securities or instruments. For each period for which the Pro Rata Share of Allocable Expenditures is being made, the applicable Invested Capital shall equal the amount outstanding as of the end of the respective period.

         Participating Acquired Companyshall mean any partnership, corporation, trust, limited liability company, or other entity that is, for the period for which the Pro Rata Share of Allocable Expenditures is being determined, a party to a monitoring agreement or similar contract with HMCo or its affiliates and is, as of the end of such period, designated by HMCo to bear a portion of such allocable expenditures. HMCo may, in its sole and absolute discretion, determine not to designate an entity as a Participating Acquired Company with respect to such period. HMCo may make such determination of non-designation for no reason or for any reason, including without limitation the respective entity's bankruptcy or other temporary or permanent inability to pay fees or expenses to HMCo or its affiliates.